UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

VIVEVE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11388	04-3153858
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Inverness Drive South, Building B, Suite 250 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 696-8100

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	VIVE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On October 28, 2020, the Board of Directors (the “Board”) of Viveve Medical, Inc. (the “Company”) appointed Sharon Collins Presnell, Ph.D., to serve as a member of the Board, as an independent Class II director, effective October 28, 2020. Concurrent with her election as a director of the Company, Dr. Presnell was appointed to the Audit Committee of the Board (the “Audit Committee”).

There are no arrangements or understandings between Dr. Presnell and any other persons pursuant to which Dr. Presnell was selected as a director of the Company, and, other than disclosed below, there are no transactions in which Dr. Presnell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Dr. Presnell has served as President of the Amnion Foundation, a registered 501(c)3 medical research organization, since January 2019, and as founder and president of the CYTOStrategy Consulting Group, an expert consulting group for pharma and regenerative medicine industries, since November 2018. From January 2015 to November 2018, Dr. Presnell served as President of Samsara Sciences, Inc., a biotechnology company and wholly owned subsidiary of Organovo Holdings, Inc. Dr. Presnell served as Chief Scientific Officer of Organovo, a public medical laboratory and research company, from April 2013 to November 2018, and as Chief Technology Officer and Executive Vice President of R&D of Organovo from May 2011 to March 2013. Dr. Presnell served as Senior Vice President of Regenerative Medicine & Biology of Tengion, Inc., a public development-stage regenerative medicine company, from October 2010 to April 2011, and as Vice President of Regenerative Medicine of Tengion from February 2007 to October 2010. From July 2001 to January 2007, Dr. Presnell served in various roles for Becton, Dickinson and Company, a public medical device and life sciences technology company, most recently served as Director of R&D in Cell and Tissue Biology. Prior to her career with medical device and biotechnology companies, Dr. Presnell was an Assistant Professor at The University of North Carolina at Chapel Hill from June 1998 to June 2001. Dr. Presnell has served as board member of the Coulter Translational Research Partnership at the University of Virginia since 2017, and as a board member of the North Carolina State University College of Life Sciences Foundation since 2016. Dr. Presnell is a member of the American Society of Investigative Pathology, the American Society of Nephrology, and the International Society of Cell Transplantation, serves on the editorial board of the journal “3D Printing and Additive Manufacturing,” and remains an active NIH reviewer as an industry representative in the biomedical engineering space. Dr. Presnell holds a B.S. in Biology from North Carolina State University and a Ph.D. in Experimental & Molecular Pathology from the Medical College of Virginia/Virginia Commonwealth University School of Medicine. The Company believes Dr. Presnell is qualified to serve on its Board because of her academic background, as well as her experience as an executive officer of both publicly and privately held medical and biotechnology research companies.

In connection with her appointment and pursuant to the Company’s Independent Director Compensation Policy, as amended and in effect, Dr. Presnell was granted stock options pursuant to the Company’s 2013 Stock Option and Incentive Plan (the “Plan”) to acquire 330,000 shares of the Company’s common stock, par value $0.0001 (the “Common Stock”). The options, which will be evidenced by the Company’s standard form of stock option agreement under the Plan, shall vest in three equal, annual installments over a period of three years following the date of grant, subject to Dr. Presnell’s continued service to the Company through each vesting date, and shall have an exercise price equal to the closing price of the Common Stock on October 28, 2020.

In addition, Dr. Presnell shall receive (i) an equity award in the form of stock options to purchase 165,000 shares of Common Stock following each annual meeting of the Company’s stockholders, and (ii) compensation in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on May 18, 2020, in the section titled “Director Compensation.”

Dr. Presnell is expected to stand for election to the Board at the 2022 Annual Meeting of the Stockholders.

Item 7.01.	Regulation FD Disclosure.

On October 30, 2020, the Company issued a press release announcing the appointment of Dr. Presnell as a director of the Company. A copy of the press release is furnished herewith as Exhibit 99.1 to this report.

The information furnished in this Current Report on Form 8-K under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

As previously disclosed, on May 4, 2020, Karen Zaderej resigned from the Board, the Audit Committee, the Compensation Committee of the Board, and the Governance and Nominating Committee of the Board, resulting in the Company no longer complying with Nasdaq Listing Rule 5605(b)(1), which requires that the majority of the Board be composed of independent directors, and Nasdaq Listing Rule 5605(c)(2)(A), which requires that the Audit Committee be comprised of at least three directors who meet certain independence and other requirements. The Nasdaq Stock Market LLC ("Nasdaq") provided the Company with a cure period to regain compliance with these listing rules through the earlier of (A) the Company’s next annual meeting of stockholders or (B) November 2, 2020.

On October 28, 2020, as disclosed in Item 5.02, Dr. Presnell, whom the Company has determined satisfies the independence standards of the applicable Nasdaq Listing Rules, was appointed to the Board and the Audit Committee.

On October 29, 2020, the Company received a letter from Nasdaq noting that, as a result of the appointment of Dr. Presnell to the Board and Audit Committee, the Company evidenced compliance with requirements for continued listing on Nasdaq.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Viveve Medical, Inc., dated October 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2020	Viveve Medical, Inc.
	By:	/s/ Scott Durbin
Scott Durbin
Chief Executive Officer